                                                           Exhibit 10.06
                              AMENDED AND RESTATED
                              MANAGEMENT AGREEMENT

     This AMENDED AND RESTATED MANAGEMENT AGREEMENT (this "Agreement") is dated as of the 1st day of April, 1999, by and between CareMatrix of Massachusetts, Inc., a Delaware corporation, with its principal place of business at 197 First Avenue, Needham, Massachusetts 02494 (the "Manager"), and Chancellor of Stuart, Inc., or its designee or assignee, with its principal place of business at 197 First Avenue, Needham, Massachusetts 02494 (the "Owner"), and amends and restates that certain Management Agreement dated as of January 30, 1997 between the Manager and the Owner, as the same may have been previously amended to date.

     WHEREAS, the Owner is the operator of a 148 unit senior housing facility located in Jensen Beach, Florida (the "Facility");

     WHEREAS, the Owner determined that the hiring of a management company to provide day-to-day management of the Facility is necessary for the efficient operation of the Facility;

     WHEREAS, the Manager has represented that it is experienced in the management of similar facilities, is knowledgeable as to the state and federal requirements governing the operation of senior housing facilities and that the owners and employees of Manager are qualified management professionals;

     WHEREAS, based upon the Manager's representations set forth herein, the Owner has determined that the hiring of the Manager is cost-effective and consistent with the Owner's desire to provide quality care to the residents at the Facility at the lowest cost;

     WHEREAS, the Owner has determined that the services provided by Manager will augment the services provided by it and the employees of the Facility so as to increase productivity;

     WHEREAS, the Owner has determined that the hiring of the Manager on the terms and conditions hereinafter set forth will not prevent the Owner from exercising ultimate control over the policies and operations of the Facility; and

     WHEREAS, the Manager is willing to manage the day-to-day operations of the Facility on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. GENERAL DUTIES. The Owner engages the Manager to manage and supervise the Facility with the objective of providing quality care and services to residents of the Facility and to carry out the general duties with respect to the Facility under the general supervision and direction of the Owner which include, but are not limited to, the following:

     Supervise on behalf of the Owner, the performance of all such administrative functions as may be necessary in the management of the Facility; select, hire (or contract with), train, supervise, monitor the performance of, and discipline, promote, terminate or fire (subject to the rights of the Owner under Section 2.1 of this Agreement to approve the hiring, disciplining and termination of the Executive Director, the Assistant Administrator and Director of Resident

Services) all personnel involved in the administration and day-to-day operation of the Facility, including, without limitation, management, resident assistance and other related personnel, custodial, food service, cleaning, maintenance and other operational personnel, and secretarial or bookkeeping personnel; supervise the accounting, billing, purchasing and bill payment functions for the Facility; establish systems of accounts and supervise the maintenance of ledgers and other primary accounting records by the personnel of the Facility; supervise the financial affairs of the Facility; establish and supervise the implementation of operating and capital budgets, including those required to establish reimbursement rates, if any, with respect to state or federal entitlement programs as well as self-pay rates; prepare and maintain true, complete and accurate records necessary for the preparation of such operating budgets; determine which items of cost and expense properly relate to resident care; establish and administer financial controls over the operation of the Facility, develop and establish financial standards and norms by which the income, costs and operations of the Facility may be evaluated; serve as advisor and consultant in connection with policy decisions to be made by the Owner; furnish reports to the Owner as the Owner may reasonably request and provide the Owner with economic and statistical data in connection with or relative to the operations of the Facility; represent the Facility in its day-to-day dealings with creditors, residents, personnel, agents for collection, and insurers; act as agent for the Owner in disbursing or collecting the funds of the Facility and in paying the debts and fulfilling the obligations of the Facility; coordinate and supervise a marketing plan for the Facility to insure that the Facility obtains full occupancy as soon as possible and, after the Facility has achieved full occupancy, assist in the development of an annual marketing plan and budget to maintain the resident census at a proper level; and do all other things necessary or proper for the daily operation and management of the Facility, including everything necessary to ensure compliance with all applicable local, state and federal laws governing or applicable to senior housing facilities. In addition, in order to plan for future operations and to establish long range policies and goals for the Facility, the Manager will, under the general supervision of the Owner, meet on at least a monthly basis with Owner's representatives and the Executive Director to review financial and operational statistics of the Facility. The Executive Director also will attend monthly regional administrator meetings and educational programs.

     The Manager further agrees that it will:

     (a) perform its duties and responsibilities hereunder in compliance with all applicable laws;

     (b) supervise and direct the management and operation of the Facility, exercising the degree of care used by an experienced management company, given the financial resources available to the Facility, the location of the Facility, the restrictions of applicable laws, and other existing circumstances; and

     (c) consult with the Owner and keep the Owner advised as to all major policy and business matters relating to the Facility.

     2. SPECIFIC DUTIES. Without limiting the generality of the foregoing, the Manager shall have the following specific duties:

              2.1 EMPLOYEES. The Manager shall recruit, evaluate, select, and hire a qualified and properly licensed Executive Director who shall be responsible for the functional operation of the Facility and supervision of personnel at the Facility on a day-to-day basis, as well as all resident assistance, custodial, food service, cleaning, maintenance, secretarial and bookkeeping personnel for the day-to-day operations of the Facility. The Executive Director shall be the employee of the Manager. Prior to the Conversion Date (hereinafter defined) all personnel other than the Executive Director shall be employees of the Owner, and the Owner shall retain full responsibility for payment of wages, salaries and other compensation and benefits for the Executive Director and such other personnel. Effective as of the Conversion Date, all such personnel, as well as the Executive Director, shall be employees of the Manager, and the Manager shall have full responsibility for payment of wages, salaries and other compensation and benefits of the Executive Director and such other personnel. The Manager shall, subject to approval by the Owner, establish necessary and desirable personnel policies and procedures, wage structures and staff schedules. The Manager, subject to approval by Owner, shall have authority to hire, discipline, promote and discharge employees of the Owner who participate in the day-to-day operation and administration of the Facility. Both the Manager and the Owner must approve the hiring and/or firing of the Executive Director, Assistant Administrator and the Director of Resident Services, which approval shall not be unreasonably withheld or delayed. The Manager shall: (a) maintain or cause to be maintained payroll records and prepare weekly and monthly payrolls, withholding taxes and Social Security taxes; (b) prepare and submit all required state and federal tax or benefit returns required with respect to employees, including, without limitation, the returns required by FICA, FUTA and all applicable unemployment compensation laws; (c) maintain in force all required levels of workers' compensation insurance; and (d) prepare and submit to the Owner any certificates of payroll expenses as may be reasonably requested. Prior to the Conversion Date, the Manager shall not be liable to any employee of the Facility for wages, salaries and other compensation and benefits, or to the Owner, unless the Manager was specifically required to obtain the approval of the Owner before committing to a salary or benefit and such approval was not obtained. The Manager shall not be liable to the Owner or others for any action or omission on the part of any employee of the Owner of the Facility, unless the employee was acting under the express direction of the Manager or unless such employee was following an express policy or procedure of the Manager and such direction, policy or procedure is subsequently determined to be the result of gross negligence. The Manager shall provide the Owner with quarterly reports of all hiring, disciplinary actions, promotions and firings at the Facility for the month.

              2.2 PURCHASING. The Manager shall purchase, for the account of the Owner, all necessary foodstuffs, supplies, materials, appliances, tools and equipment necessary for the operation of the Facility. The Manager shall arrange contracts on behalf of the Owner for electricity, gas, telephone, cable television and any other utility or service necessary for the operation of the Facility. The Manager shall, on behalf of the Owner, contract for and supervise the making of any necessary repairs, alterations, and improvements to the Facility; provided that in the case of any capital expenditure, alteration or improvement, the cost of which exceeds Ten Thousand ($10,000) Dollars, the Manager shall obtain the prior written approval of the Owner; and provided further, that no such prior written approval shall be required if the expenditure is made under circumstances reasonably requiring emergency action (so long as the Manager attempts to notify the Owner on a concurrent basis). The Manager shall prepare and submit to the Owner any certificates of purchasing expenses incurred for the Facility as may be reasonably requested.

              2.3 COLLECTION OF ACCOUNTS. The Manager shall supervise the Facility bookkeeping personnel who shall prepare and submit bills and collect for the account of the Owner any and all moneys owing to the Owner from residents.

              2.4 BOOKKEEPING. The Manager shall establish and maintain a record and bookkeeping system for the operation and conduct of business of the Facility in accordance with generally accepted accounting principles consistently applied. Books and records at the Facility may be maintained by an employee of the Owner under the supervision of the Manager. Full books of account with entries of all receipts and expenditures related to the operation of the Facility shall be maintained at the offices of the Manager and shall at all times during normal business hours be open for inspection by representatives of the Owner.

              2.5 FINANCIAL REPORTS. The Manager shall furnish to the Owner the following financial reports:

              (a) as soon as possible and not later than 30 days after the close of each calendar month, a balance sheet as of the end of the month and a statement of income and retained earnings for the month and for the year-to-date, together with a comparison to the budget and a detailed statement of receipts, disbursements, accounts payable and accounts receivable as of the end of such monthly period; provided, however, that the computer services charges connected with the preparation of such information shall not be an expense of the Owner;

              (b) as soon as possible, and not later than 60 days after the close of each fiscal year, a year-end compilation report, including a balance sheet as of the end of such year and a statement of income and retained earnings; and

              (c) such other and further reports or calculations as may be required under any financing terms in accordance with the deadlines set forth in any financing agreements executed in connection with any Facility Financing (hereinafter defined) (any such financing agreement or agreements are collectively referred to herein as a "Financing Agreement").

              2.6 RESIDENTS. In accordance with the provisions of all applicable state and federal statutes, as amended from time to time, the Manager shall use its best efforts to maintain the resident census at the Facility in such numbers and in such a manner as, in the Manager's judgment, will tend to maintain the financial stability of the Facility and will comply with the covenants in any Financing Agreement.

              2.7 BUDGETS. The Manager shall prepare and submit for approval by the Owner the following: (a) as soon as possible and not later than 30 days before the close of each fiscal year, or on such earlier date as may be required under any Financing Agreement, a detailed written capital and operating budget for the next succeeding fiscal year, broken down by month and showing projected expenditures and projected revenues for such budget period; and (b) such other budgets as may be reasonably required of the Owner under any Financing Agreement or by regulatory authorities showing, inter alia, projected ordinary and extraordinary expenditures and protected revenues for such budget period.

              2.8 INSURANCE. The Manager shall obtain, at the Owner's expense, on behalf of the Owner and with the Owner's prior approval, all necessary liability, fire and extended coverage, workers' compensation, and malpractice insurance covering the Facility, its equipment, the employees of the Owner, and the employees of Manager, if any, who relate to the operations of the Facility, which policies of insurance shall name the Owner and the Manager as coinsured and which policies shall comply with the terms of any Financing Agreement. The Owner shall bear the expense of the above with respect to the Owner's employees, equipment and the Facility. The Manager shall bear the expense of the above with respect to the Manager's employees, if any. Such insurance shall be written by a responsible insurance company or companies reasonably satisfactory to the Owner in kinds and amounts and a certificate of insurance shall by provided to the Owner. The Owner shall retain the right to designate any insurance agent or agency of its choice through which such insurance shall be obtained.

              2.9 TECHNICAL AND PROFESSIONAL SERVICES. The Manager may, with the prior approval of the Owner and at the Owner's expense, secure such engineering, legal, and other specialized technical and professional services as may be necessary to advise or represent the Owner in connection with any matter involving or arising out of the ownership and operation of the Facility or the conduct of affairs of the Facility.

              2.10 MARKETING. The Manager shall agree to coordinate and supervise the agreed upon marketing plan for the Facility during the fill-up phase (the "Marketing Plan"). Monthly statistical census analysis reports will be generated by the Manager and delivered to the Owner. The Manager will recommend adjustments in the Marketing Plan as needed to achieve full occupancy. For purposes of this Agreement, the Facility will be considered to have achieved full occupancy when ninety percent (90%) of its units have been occupied for a continuous 90 day period. The Manager will assist the management staff in the continued development and coordination of advertising and promotional materials, internal and external public relations programs, sales and staff development programs, and customer satisfaction programs. The Manager shall assist the Facility's management staff to develop a yearly Marketing Plan and budget based upon the Facility's yearly census program and image.

              2.11 ADMINISTRATIVE. The Manager shall recommend the establishment of, and implement and supervise procedures to provide staff review of all operational areas, which status shall be reviewed in regularly scheduled quarterly meetings and at other meetings as may be deemed necessary or desirable by the Owner.

              2.12    PLANT AND MAINTENANCE.

                      (a) attention shall be given to preventive maintenance (this item may be provided by outside parties if economically feasible) and, to the extent deemed feasible by the Manager and the Owner, the services of regular Facility maintenance employees shall be used; and

                      (b) the Manager shall make recommendations to the Owner regarding entering into contracts with qualified independent contractors for the maintenance and repair of air conditioning systems and laundry equipment and for extraordinary repairs beyond the capability of regular Facility maintenance employees.

              3. MANAGEMENT FEE. (a) As compensation for the services to be rendered by the Manager during the Term (as hereinafter defined), the Manager shall pay itself, at its principal office as set forth above (or at such other place as the Manager may from time to time designate in writing), and at the times hereinafter specified, a monthly base management fee (the "Base Management Fee") (i) for the period commencing on the beginning of the Term and continuing until the date (the "Conversion Date") which is the earlier of (x) the second anniversary of the date on which the Facility received its certificate of occupancy permitting operation of the Facility for its intended purpose, or (y) such date as is designated by the Manager in its sole discretion, equal to the greater of (I) Ten Thousand Dollars ($10,000) Dollars per month, or (II) ten percent (10%) of Net Revenues (as hereinafter defined), and (i) for the period commencing on the Conversion Date and continuing through the remainder of the Term, equal to the sum of (x) all Facility Expenses (hereinafter defined), and
(y) the greater of (I) Ten Thousand Dollars ($10,000) per month, or (II) ten percent (10%) of Net Revenues. In addition to the Base Management Fee, as additional compensation for the services to be rendered by the Manager during the Term, the Manager shall pay itself, at its principal office as set forth above (or at such other place as the Manager may from time to time designate in writing), and at the times hereinafter specified, a monthly incentive management fee (the "Incentive Management Fee") equal to eighty five percent (85%) of Net Cash Flow (as hereinafter defined). The Base Management Fee and the Incentive Management Fee are collectively referred to herein as the "Management Fee".

              (b) All Management Fees will be paid in arrears and shall be due and payable on or before the 15th day of each month following the month in which services were rendered. The Manager hereby acknowledges and agrees that any and all Management Fees due hereunder shall be subordinate to any Facility Financing, as well as to any preferred returns to equity investors of the Owner. The Owner hereby represents and warrants that as of the date hereof, there exists no Facility Financing except that certain $19,261,473 mortgage loan by Meditrust Mortgage Investments, Inc. and that there are no preferred returns payable to equity investors of the Owner. The Owner hereby covenants and agrees with the Manager that at no time during the Term of this Agreement shall (i) the total Facility Financing exceed the sum of (x) all costs incurred by the Owner in connection with the acquisition, development, construction and fill-up of the Facility, plus (y) all costs incurred by the Owner in connection with any capital improvements to the Facility, and (ii) the preferred returns payable to equity investors of the Owner be increased beyond those set forth herein.

     (c) "Net Revenues" as used herein shall mean Gross Revenues (defined below) less contractual adjustments for uncollectible accounts.

     "Gross Revenues" as used herein shall mean and include all revenues received or receivable from or by reason of the operation of the Facility, including, without limitation, all revenue of the Facility for or on account of any and all goods provided and services rendered or activities during the period from the date of this Agreement and thereafter, the gross dollar amount of all such billings by the Facility to or on behalf of residents directly or indirectly connected with the Facility or the provision of all such goods and services.

     "Facility Expenses" as used herein shall mean and include all personnel and other expenses incurred in connection with the operation of the Facility, including, without limitation, all expenses described in Section 4 below, but specifically excluding any Management Fees and all Facility Financing.

     "Net Cash Flow" as used herein shall mean the excess of (i) all Net Revenue, over (ii) the sum of (x) all Facility Expenses, (y) all Base Management Fees, and (z) all Facility Financing.

     4.       EXPENSES.

              4.1 MANAGER EXPENSES. The Manager shall bear the following expenses incurred by it in the management of the business and properties of the
Facility:

                      (a) Salary and expenses (including, without limitation, payroll taxes, costs of employee benefit plans, travel, insurance, and fidelity bonds) of all personnel employed by the Manager (other than the Executive Director, who will be paid by the Owner as set forth in Section 4.2 hereof) to carry out all responsibilities detailed above.

                      (b) Salary and expenses (including, without limitation, payroll taxes, cost of employee benefit plans, travel, insurance and fidelity bonds) of all of the Manager's home office personnel and overhead.

                      (c) From and after the Conversion Date, all expenses described in Section 4.2 below, but specifically excluding any Management Fees and all Facility Financing.

              4.2 OWNER EXPENSES. Except as otherwise expressly provided in this Agreement, the Owner shall bear all of the expenses of operating and financing the Facility and rendering resident services not expressly assumed by the Manager, including, without limitation the following:

                      (a) Fees and expenses of independent professional persons expressly retained by the Owner, or retained by the Manager for the account of the Owner with the prior permission of the Owner, for any purpose; salary, other compensation or benefits and expenses of all staff employed at the Facility by the Owner, including, without limitation, all administrative, medical, resident assistance and other health care personnel and the Executive Director; custodial, food service, cleaning, maintenance, operational, secretarial and bookkeeping personnel employed to administer the day-to-day operations of the Facility and to perform health care and related services in the day-to-day operations of the Facility's business.

                      (b) Principal, interest and discounts on indebtedness incurred or assumed by the Owner with respect to the acquisition, development, construction, and fill-up of Facility ("Facility Financing").

                      (c) Taxes, imposts, levies or other charges on the existence, operation, receipts, income or property of the Owner, provided, however, that all interest and penalties incurred as a result of the Manager's failure to timely file all returns which the Manager is required to file pursuant to this Agreement, or to make timely payment of all taxes, levies, imposts, or other charges, to the extent that sufficient funds were available to the Manager as of the date such payments were due, shall be the responsibility of the Manager.

                      (d) Medical supplies and equipment, food, fuel, kitchen and food service equipment, linens, beds, furniture, clothing and all other supplies and equipment used in supplying services to residents.

                      (e) Expenses connected directly or indirectly with the design, acquisition, disposition or ownership of real and personal property devoted, used, or consumed in the business of the Facility, including, without limitation, purchase and/or construction of the land and buildings used for such purpose, maintenance, repair and improvement of property, all real estate and personal property taxes assessed, premiums for property and liability insurance on property owned by the Owner, brokerage commissions, and fees and expenses of consultants, managers, or agents retained directly by the Owner.

                      (f) The Management Fee.

                      (g) Legal fees and related expenses pertaining to the Facility, and any other litigation or proceedings to which the Owner is a party. However, such fees shall not include those fees resulting from or arising out of the gross negligence by the Manager and the Owner shall provide such necessary funds to the Manager within 10 days after receipt of such notice.

In the event that there are insufficient funds available to the Manager to pay expenses which the Manager is authorized to incur and pay hereunder, including, without limitation, any taxes to be paid on behalf of the Owner by the Manager, the Manager shall promptly notify the Owner of the amount necessary to cure and the reason for such deficit and the Owner shall provide such necessary funds to the Manager within 10 days after receipt of such notice.

              4.3     DEPOSIT AND DISBURSEMENT OF FUNDS.

                      (a) The Manager shall establish and administer the overall rate structure of the Facility and shall supervise the issuance of bills and the collection of accounts as the true and lawful attorney-in-fact for the Owner. The Manager shall take possession of and endorse the name of the Owner on all notes, checks, money orders, insurance payments, and any other instruments received in payment of accounts described below.

                      (b) The Manager shall establish such accounts for the Facility in the Owner's name, separate from all other accounts and funds of the Manager, with a bank or banks whose deposits are insured by the Federal Deposit Insurance Corporation ("FDIC") or with a savings and loan institution or institutions whose deposits are insured by the Federal Savings and Loan Insurance Corporation ("FSLIC") as it deems necessary or desirable. The Manager, on behalf of the Owner, shall use reasonable efforts to collect (using legal counsel approved by the Owner, if necessary) all sums due and owing to Owner in connection with the operation of the Facility.

The Manager and the Owner shall deposit into such accounts all monies furnished by the Owner as working funds and all receipts and monies arising from the operation of the Facility or otherwise received by the Owner or by the Manager for or on the behalf of the Owner.

                      (c) Draws on such accounts may be made by the sole signature of an authorized representative of the Manager (or by wiring instructions from such authorized representative of the Manager) and shall be paid to the Manager to reimburse the Manager for payments made pursuant to this Agreement by the Manager from its own accounts. The Owner hereby appoints the Manager, for the term of this Agreement, as the Owner's true and lawful attorney-in-fact to withdraw, by writing checks against such accounts, funds for reimbursement of all amounts payable pursuant to this Agreement in connection with the operation of the Facility. The Owner agrees to execute from time to time any additional documents required by any bank wherein such documents are held to effectuate all powers of attorney referred to herein. The Manager shall make disbursements and payments from such accounts, on behalf and in the name of the Owner, in such amounts and at such times as are deemed by the Manager to be appropriate or required in connection with, first, payments required by any Financing Agreement, and second, payments of ownership, maintenance and operating expenses of the Facility and the other costs, expenses and expenditures provided for in this Agreement including the Management Fee.

     5. DUTY OF MANAGER. The Manager shall render the services called for hereunder in the utmost good faith and the Manager acknowledges that it is acting in a fiduciary capacity with respect to the Owner and owes the Owner the highest duty of care.

     6. RELATIONSHIP OF THE PARTIES. The Owner and the Manager are neither partners nor joint venturers with each other, and nothing herein shall be construed so as to make them such partners or joint venturers or impose on any of them any liability as partners or joint venturers. All dealings between the Owner and the Manager are at arms length as between non-related parties.

     7.       TERM AND TERMINATION.

              7.1 TERM. (a) This Agreement shall continue for a term (as the same may be extended, the "Term") commencing on the date which is 12 months prior to the anticipated date (as mutually agreed to by the Owner and the Manager) for the opening of the Facility and continuing for a period of 15 years after the date on which the Facility receives its certificate of occupancy permitting the operation of the Facility for its intended use. The Owner and Manager agree to execute a certificate setting forth the date on which the Term commences promptly after such opening.

                               (b) On the conditions that (i) the Manager is not
in default of its obligations hereunder beyond any applicable notice, cure or grace period at the time of exercise, and (ii) the Facility has had positive cash flow for each of the three years prior to the commencement of the Extension Exercise Period (hereinafter defined), the Manager shall have the option (each, an "Extension Option") to extend the Term for three additional periods of five years each on the same terms and conditions as set forth in this Agreement. Each Extension Option shall be exercised in writing by the Manager to the Owner during the six month period (the "Extension Exercise Period") commencing on the first day of the then last year of the Term.

              7.2 TERMINATION FOR CAUSE. Either party may terminate this Agreement by delivering 30 days written notice (a "Termination Notice") to the other party in the event that any of the following occurs:

                      (a) any illegal act engaged in by any party in the operation of the Facility;

                      (b) if any party files or has a petition or complaint in receivership or bankruptcy filed against it which has not been dismissed within 90 days of such filing; or

                      (c) the breach by any party (the "Breaching Party") of any other material provision in, or obligation imposed by, this Agreement which violation shall have not been cured to the reasonable satisfaction of the other party (the "Claiming Party") within 30 days following the date on which the Claiming Party delivers notice to the Breaching Party describing with specificity both the claimed breach and the actions required to be taken in order to cure the claimed breach; PROVIDED that in the event that the claimed breach is not reasonably susceptible of being cured within 30 days, the cure period shall be extended for such additional time as may be reasonably required, PROVIDED FURTHER that in the event that the Claiming Party delivers a Termination Notice and the Breaching Party commences legal proceedings contesting the termination within 30 days following delivery of the Termination Notice, then this Agreement shall not terminate unless and until a final judicial resolution of such legal proceedings beyond the expiration of any appeal period has been issued upholding said termination.

              7.3 TERMINATION FOR FAILURE TO PAY FEE ON A TIMELY BASIS. In addition to the provisions of Section 7.2 above, the Manager may terminate this Agreement upon thirty (30) days written notice of the Owner's failure to pay the Management Fee when due unless the Owner cures the payment default within 10 days after receiving written notice from the Manager.

              7.4 TERMINATION DUE TO CHANGE IN CONTROL. For so long as the Owner, or the principals of the Owner, own or control, directly or indirectly, at least twenty percent (20%) of the outstanding voting stock of the Manager (or its controlling parent entity), the Owner shall have the right to terminate this Agreement upon 30 days prior written notice to the Manager in the event of a "Change in Control" of the Manager (or its controlling parent entity). For purposes of this provisions, "Change in Control" shall mean, whether through a single transaction or a series of transactions: (a) the transfer of all or substantially all of the assets of such entity, (b) the transfer of an equity interest in such entity after which the acquiror holds more than fifty percent (50%) of the voting power of all equity interests in such entity, or (c) the merger, consolidation, or other reorganization of such entity with or into another entity which results in a change of more that fifty percent (50%) of the composition of the governing body of such entity.

     8. INDEMNIFICATION. The Owner shall indemnify the Manager and hold it harmless of, for, and against all costs, claims, damages or expenses, including reasonable attorney's fees (collectively "Costs"), incurred or suffered by the Manager and arising out of acts performed within the scope of this Agreement. Notwithstanding the foregoing, the Owner shall not have any obligation to indemnify the Manager or hold it harmless of, from, and against Costs incurred or suffered by the Manager as a result of the Manager's fraud, willful misconduct, or gross negligence, or for Costs incurred or suffered by the Manager as a result of the Manager's failure to keep true, accurate and complete records. The Manager shall indemnify the Owner and hold it harmless of, from and against all Costs incurred or suffered by the Owner as a result of any of the Manager's fraud, willful misconduct, or gross negligence, or as a result of the Manager's failure to submit proper reports to the appropriate regulatory agencies or to keep true, accurate and complete records.

     9. ACCESS TO BOOKS AND RECORDS. As a subcontractor that may be subject to
Section 1861(v) (1) (i) of the Social Security Act (the "Act"), the Manager shall, upon written request and in accordance with the above-mentioned section of the Act and regulations promulgated pursuant thereto, make available to the Comptroller General, the Secretary of Health and Human Services, and their duly authorized representatives, a copy of this Agreement and access to the Manager's books, documents, and records necessary to verify the nature and extent of the costs of services provided to the Owner. Such access will be available until the expiration of four years after the services to which the costs are related have been furnished.

     The provisions of this Section shall apply only if this Agreement is covered by the Act and such provisions shall become void and shall be of no further force or effect if, at the time a request is made, this Agreement is not subject to the Act. The Manager agrees that if it carries out any of the duties of this Agreement through a subcontract with a related organization which subcontract has a value or cost of $10,000 or more over a 12 month period, the Manager will obtain an identical access requirement in such subcontract.

     10. FIDELITY BOND. The Manager agrees to obtain a fidelity bond, employee dishonesty insurance policy or other similar coverage, in form and amount satisfactory to the Owner, covering those employees reasonably required to by covered by the Owner.

     11. AMENDMENTS. This Agreement shall not be changed modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by the Owner and the Manager, their respective successors or assigns, or otherwise as provided herein. Such modifications shall be in writing and signed by the Owner and the Manager.

     12. GOVERNING LAW. The provisions of this Agreement shall be governed by, construed, and interpreted in accordance with the laws of the Commonwealth of Massachusetts. Any change in any applicable law which has the effect of rendering any part of this Agreement invalid, illegal, or unenforceable shall not render the remainder of this Agreement invalid, illegal, or unenforceable, and the parties hereto agree that in the event that any part of this Agreement is rendered invalid, illegal, or unenforceable, that they shall negotiate in good faith to amend any such part of this Agreement so as to comply with any such law, as amended, and further the respective objectives of the parties hereto.

     13. ASSIGNMENT; SUCCESSORS. Neither the Owner nor the Manager will assign its interests in this Agreement, without the prior written consent of the other; provided that (a) the Manager may assign (i) its interests hereunder to an affiliate, and (ii) its Management Fees to a lender as security for any financing arrangement of Manager, and (b) the Owner may assign its interests hereunder to a lender as security with respect to any Financing Agreement. Subject to the foreoging, this Agreement shall be binding upon and inure to the benefit of the parties and to their respective successors and assigns.

     14. OWNER'S PURCHASE RIGHTS. In the event the Owner is not the fee title holder to the Facility, or the land on which the Facility is located, the Manager shall have the right to assume from the Owner any option to purchase, right of first offer or right of first refusal which the Owner may hold with respect to the Facility or the land on which the Facility is located.

     15. CAPTIONS. The captions of this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of intent of this Agreement or the intent of any provision contained in this Agreement.

     16. NOTICES. Any notice, demand, consent, or other written instrument to be given or received under this Agreement ("Notice") required or permitted to be given shall be in writing signed by the party giving such Notice and/or consent and shall be hand delivered, sent by nationally recognized overnight carrier or sent, postage prepaid, by Certified or Registered Mail, Return Receipt Requested, to the other party at the addresses listed below:

As to Manager:                 CareMatrix of Massachusetts, Inc.
                               197 First Avenue
                               Needham, Massachusetts 02494
                               Attention:  Chief Executive Officer

     cc:                       CareMatrix of Massachusetts, Inc.
                               197 First Avenue
                               Needham, Masschusetts  02494
                               Attention:  General Counsel

As to Owner:                   Chancellor of Bonita Springs, Inc.
                               197 First Avenue
                               Needham, Massachusetts  02494
                               Attention:  President

Any party shall have the right to change the place to which such notice shall be sent or delivered by similar notice sent in like manner to all other parties hereto. All notices sent by certified mail or are hand delivered shall be deemed received upon delivery or when delivery is refused to the office or address of the addressee.

     17. PROPERTY: Trade names, marketing material, marketing ideas and development material and records developed specifically for and related to this Facility shall be the property of the Owner. Trade names, ideas and documents, forms and development material not developed specifically for this Facility are to be considered proprietary and will remain the property of the Manager. All operational forms and documents including, but not limited to, policy and procedure manuals, operational forms, level of care determination systems, management policy books, inspection control manuals, and nursing management books are and will remain the property of the Manager. All financial management forms, documents and software systems including, but not limited to, bookkeeping manuals, financial forms, financial spreadsheets, database or word processing forms, financial accounting packages and outcome information systems are and will remain the property of the Manager. Upon termination of this Agreement, the Owner shall have the option to purchase operational material belonging to the Manager, except for the financial accounting packages and outcome information systems, at a mutually agreed upon price.

     18. LEASE OPTION. The Owner hereby agrees that so long as the Manager is not in default in the performance of any duty or any obligation hereunder, the Manager shall have the option to lease the Facility at any time during the term of this Agreement (including any extension thereof) by providing the Owner with at least ninety (90) days prior written notice of such election. Within thirty
(30) days after the receipt of the Manager's notice to lease, the parties shall enter into a lease agreement substantially in the form attached hereto as EXHIBIT A (the "Lease"), which Lease shall include, without limitation, a ten
(10) year initial term (with three (3) 5-year renewal terms) and rental payments equal to the fair market value (which will be a negotiated percentage of total project costs) as determined immediately prior to the initial term of the Lease and immediately prior to any renewal terms.

     19. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original.

                         [signatures on following page]
                [remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, the parties have executed this Management Agreement as of the date first set forth above.

Witness:                                     CAREMATRIX OF MASSACHUSETTS, INC.


By:                                          By: /s/ Paul Zaylor
   -------------------------
       Name:                                     Name:      Paul Zaylor
                                                 Title:     Vice President



WITNESS:                                     CHANCELLOR OF STUART, INC.



By:                                          By: /s/ David B. Currie
   -------------------------
       Name:                                     Name:      David B. Currie
                                                 Title:     Vice President